              As filed with the Securities and Exchange Commission
                              on December 6, 1996

                                            Registration No. 333-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)

         Tennessee                                            62-0859007
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                          7130 Goodlett Farms Parkway
                           Memphis, Tennessee  38018
                    (Address of Principal Executive Offices)

        FINANCIAL BANCSHARES, INC. 1995 NON-QUALIFIED STOCK OPTION PLAN
                           (Full title of the plans)


     Catherine C. Stallings, Esq.       Copy to:   R. Nash Neyland, Esq.
     Secretary and General Counsel                 Wyatt, Tarrant & Combs
     Union Planters Corporation                    6075 Poplar Avenue, Suite 650
     7130 Goodlett Farms Parkway                   Memphis, Tennessee  38119
     Memphis, Tennessee  38018
(Name and address of agent for service)

                                 (901) 580-6584
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                Proposed         Proposed
       Title of each                            Maximum          Maximum
          Class of                              Offering        Aggregate
      Securities to be       Amount to be        Price           Offering        Amount of
         Registered         Registered(1)     per Shares          Price     Registration Fee(2)
         ----------         -------------     ----------          -----     -------------------
Common Stock (par value
$5.00 per share)               39,183       Not applicable.  Not applicable.        $0

---------------------------
(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2) The shares registered pursuant to this Registration Statement were previously included in the Registration Statements on Form S-4 (Registration No. 333-12015) for which the appropriate registration fee was paid. Thus, pursuant to the provisions of section 6(b) of the Act, no additional registration fee is required.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates the following documents into this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

         3. The Company's Current Reports on Form 8-K dated January 5, 1996, March 8, 1996, April 1, 1996, April 2, 1996, April 18, 1996, May 21,
1996, May 22, 1996, July 18, 1996 August 15, 1996, August 16, 1996, October 7,
1996 and October 17, 1996;

         4. The Company's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with the Company's designation and authorization of its Series A Preferred Stock; and

         5. The description of the Common Stock of the Company contained in the Company's Registration Statement under Section 12(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Company's Common Stock offered pursuant to the Registration Statement will be passed upon by Catherine C. Stallings, Esq. Secretary and General Counsel of the Company. Catherine C. Stallings is an officer of and receives compensation from the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Charter of the Registrant provides as follows:

         TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

                 To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

         Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

                 The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

         Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

         A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or
(iii) a vote of the shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.

ITEM 9. UNDERTAKINGS.

         1. The undersigned Company hereby undertakes:

                 A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 [1] To include any prospectus required by Section 10(a)(3) of the Act;

                 [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs 1.A[1] and 1.A[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on November 21, 1996.


                                        UNION PLANTERS CORPORATION


                                        By  /s/ Benjamin W. Rawlins, Jr.
                                          ---------------------------------
                                        Benjamin W. Rawlins, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine C. Stallings and M. Kirk Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 21st day of November, 1996 in the capacities indicated:

Name                                Capacity                             Date
                                    --------                             ----
 /s/ Benjamin W. Rawlins, Jr.       Chairman of the Board,          November 21, 1996
--------------------------------    Chief Executive Officer,
Benjamin W. Rawlins, Jr.            Director (Principal
                                    Executive Officer)


 /s/ John W. Parker                 Executive Vice President        November 21, 1996
--------------------------------    and Chief Financial
John W. Parker                      Officer (Principal
                                    Financial Officer)


 /s/ M. Kirk Walters                Senior Vice President,          November 21, 1996
--------------------------------    Treasurer and Chief
M. Kirk Walters                     Accounting Officer


                                    Director                        November 21, 1996
---------------------------
Albert M. Austin


 /s/ Edgar H. Bailey                Director                        November 21, 1996
---------------------------
Edgar H. Bailey


 /s/ Marvin E. Bruce                Director                        November 21, 1996
---------------------------
Marvin E. Bruce


                                    Director                        November 21, 1996
---------------------------
George W. Bryan


 /s/ Robert B. Colbert, Jr.         Director                        November 21, 1996
---------------------------
Robert B. Colbert, Jr.


 /s/ James E. Harwood               Director                        November 21, 1996
---------------------------
James E. Harwood


 /s/ Parnell S. Lewis, Jr.          Director                        November 21, 1996
---------------------------
Parnell S. Lewis, Jr.


 /s/ C. J. Lowrance, III            Director                        November 21, 1996
---------------------------
C.J. Lowrance, III


 /s/ Jackson W. Moore               President, Chief Operating
---------------------------         Officer and Director            November 21, 1996
Jackson W. Moore


 /s/ Stanley D. Overton             Director                        November 21, 1996
---------------------------
Stanley D. Overton


 /s V. Lane Rawlins                 Director                        November 21, 1996
---------------------------
V. Lane Rawlins


 /s/ Donald F. Schuppe              Director                        November 21, 1996
---------------------------
Donald F. Schuppe


 /s/ Ronald W. Stimpson             Senior Executive V.P. &
---------------------------         Chief Administrative Officer    November 21, 1996
Ronald W. Stimpson

 /s/ Mike P. Sturdivant             Director                        November 21, 1996
------------------------------
Mike P. Sturdivant


 /s/ Richard A. Trippeer, Jr.       Director                        November 21, 1996
------------------------------
Richard A. Trippeer, Jr.


 /s/ Spence L. Wilson               Director                        November 21, 1996
------------------------------
Spence L. Wilson


                                    Director                        November 21, 1996
------------------------------
Milton J. Womack

                               INDEX TO EXHIBITS

Exhibit Number            Description of Exhibit                                                               Page
--------------            ----------------------                                                               ----
4(a)                      Restated Charter of the Company is incorporated by reference to
                          Exhibit 3 to the Registration Statement on Form S-4 filed on August
                          23, 1996 (Registration No. 333-10787).                                                N.A.

4(b)                      Amended and Restated Bylaws of the Company, as amended March 8, 1996, are incorporated by reference to Exhibit 3 to the Registration
                          Statement on Form S-3 filed April 8, 1996.                                            N.A.

4(c)                      Rights Agreement, dated January 19, 1989 between the Company and
                          Union Planters National Bank, including form of Rights Certificate
                          (Exhibit A) and a form Summary of Rights (Exhibit B), is incorporated by reference to the Registration Statement on Form 8-A dated January
                          19, 1989, as filed on February 1, 1989 (Commission File No. 0-6919).                  N.A.

5                         Opinion of Catherine C. Stallings, Esq., Secretary and General
                          Counsel of Union Planters Corporation as to the legality of the
                          Common Stock.                                                                          9

23(a)                     Consent of Price Waterhouse LLP.                                                       11

23(b)                     Consent of KPMG Peat Marwick LLP.                                                      12

23(c)                     Consent of Catherine C. Stallings, Esq. (included in Exhibit 5).

24                        Power of Attorney (included on signature page of this Registration
                          Statement).